Federal Home Loan Bank of Des Moines
announcement

November 12, 2015

FHLB Des Moines Releases 2015 Director Election Results

On November 10, 2015, the Board of Directors of FHLB Des Moines certified the results of the 2015 Member and Independent Director Elections. We are pleased to announce the director terms commencing January 1, 2016.

Member Director Election Results

Iowa - 1 seat available

Number of institutions eligible to vote:	349
Number of institutions who voted:	241
Total eligible votes per candidate:	2,929,402

Total Votes	Chris D. Grimm, President & CEO	Elected – 4 year term
818,830	BANK	01/01/16 – 12/31/19
Wapello, IA

Total Votes	Kevin J. Swalley, Board Chair and CEO
797,729	GNB Bank
Grundy Center, IA

Total Votes	Clair J. Lensing, President and CEO
299,249	Security State Bank
Waverly, IA

Total Votes	David C. Eastburn, Chair
65,789	Iowa State Bank and Trust Company
Fairfield, IA

Minnesota - 1 seat available

Number of institutions eligible to vote:	341
Number of institutions who voted:	135
Total eligible votes per candidate:	1,396,563

Total Votes	Teresa J. Keegan, SVP & CFO	Elected – 4 year term
382,965	Fidelity Bank	01/01/16 – 12/31/19
Edina, MN

Total Votes	Vicki L. Turnquist, Board Director
137,674	Citizens Independent Bank
St. Louis Park, MN

Total Votes	Richard C. Jones, President and Director
100,259	Randall State Bank
Randall, MN

Total Votes	Daniel H. Zaczkowski, EVP & CFO
32,008	TruStone Financial Federal Credit Union
Plymouth, MN

Montana - 1 member director seat

Number of institutions eligible to vote:	54
Number of institutions who voted:	39
Total eligible votes per candidate:	146,814

Total Votes	Michael J. Blodnick, CEO	Elected – 4 year term
65,201	Glacier Bank	01/01/16 – 12/31/19
Kalispell, MT

Total Votes	John R. King, Board Chair and CEO
49,726	Three Rivers Bank of Montana
Kalispell, MT

Independent Director Election Results

District-wide - 4 total seats available

Independent Director - 3 seats available

Number of institutions eligible to vote:	1,471
Number of institutions who voted:	538
Total eligible votes per candidate:	10,277,825

Total Votes	Ellen Z. Lamale	Elected – 4 year term
3,651,082	West Des Moines, IA	01/01/16 – 12/31/19
35.52%

Total Votes	Michael W. McGowan, CEO	Elected – 4 year term
3,186,442	DCM Limited	01/01/16 – 12/31/19
31.00%	Missoula, MT

Total Votes	John H. Robinson, Chair	Elected – 4 year term
3,146,448	Hamilton Ventures, LLC	01/01/16 – 12/31/19
30.61%	Kansas City, MO

Public Interest Director - 1 seat available

Number of institutions eligible to vote:	1,471
Number of institutions who voted:	496
Total eligible votes per candidate:	10,277,825

Total Votes	Marianne M. Emerson	Elected – 4 year term
3,527,971	Bellevue, WA	01/01/16 – 12/31/19
34.33%